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                                                ACTIVE LINK COMMUNICATIONS, INC.
                                                                         FORM 8K
                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT

         This Agreement is entered into October 18, 2001, between Tamara Ells ("Ells"), Active Link Communications, Inc., a Colorado corporation ("Active Link") and Mobility Concepts, Inc., a Wisconsin corporation, including any successor corporation thereto (collectively, "Mobility Concepts").

         WHEREAS, upon the consummation of the transactions set forth in the Amended and Restated Agreement, dated October 18, 2001, by and among Active Link, ALCI Acquisition Corp., a Colorado corporation ("ALCI"), Mobility Concepts, Timothy Ells and James Ciccarelli, (collectively, the "Merger Agreement"), Mobility Concepts, as the surviving corporation under the terms of the Merger Agreement, desires to employ Ells, and Ells agrees to be employed by Mobility Concepts, upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE in consideration of the obligations and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the following terms and conditions:

         1. Employment. Mobility Concepts hereby employs Ells as President and Chief Executive Officer of Mobility Concepts, and Ells agrees to accept employment as President and Chief Executive Officer of Mobility Concepts, on the terms set forth in this Agreement.

         2. Duties and Responsibilities. The duties and responsibilities of the President and Chief Executive Officer of Mobility Concepts shall include, but not be limited to, the day to day operation of Mobility Concepts, coordination of the sales activities of Mobility Concepts, the development and implementation of the strategic sales plan of Mobility Concepts, and the hiring, promotion and termination of all employees involved in the sales function of Mobility Concepts. Ells acknowledges and agrees that additional duties may be assigned from time to time in order to accommodate changing circumstances and needs of Mobility Concepts. During the Term of this Agreement, Ells agrees that she will devote her full time and attention to the business affairs of Mobility Concepts and shall perform assigned duties diligently, in good faith, and to the best of her ability.

         3. Employment Term and Termination. The term of employment hereunder shall commence as of the Closing Date set forth in the Merger Agreement, and shall continue for a period of one (1) year, subject to earlier termination as provided herein (the "Term"). THE TERM WILL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL SUCCESSIVE ONE (1) YEAR PERIODS BEGINNING ON EACH ANNIVERSARY OF THE CLOSING DATE, UNLESS ELLS OR MOBILITY CONCEPTS PROVIDES THE NON-TERMINATING PARTY WITH NOT LESS THAN THIRTY (30) DAYS PRIOR WRITTEN NOTICE THAT SUCH PARTY DOES NOT WISH TO EXTEND THE TERM, IN WHICH CASE ELLS' TERM OF EMPLOYMENT HEREUNDER WILL TERMINATE AT THE END OF THE TERM THEN IN EFFECT.


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         4. Termination. Ells' employment with Mobility Concepts may be terminated only under the circumstances described in Sections 4(a) through 4(g) hereof:

                  (a) Death. Ells' employment hereunder will automatically terminate upon her death.

                  (b) Disability. If Ells is Disabled for any continuous one hundred eighty (180) days during any twelve (12) continuous month period, Mobility Concepts may terminate Ells' employment with Mobility Concepts. For purposes of the Agreement, Ells shall be deemed to be "Disabled" if she has a physical or mental disability that renders her incapable, after reasonable accommodation, of performing her duties under this Agreement. In the event of a dispute as to whether Ells is Disabled, Mobility Concepts may refer the same to a licensed practicing physician mutually agreed to by Ells and Mobility Concepts, and Ells agrees to submit to such reasonable tests and examination as such physician shall deem appropriate. The determination of said licensed practicing physician shall be determinative.

                  (c) Cause. Mobility Concepts may terminate Ells' employment hereunder at any time for Cause. For purposes of this Agreement, the term "Cause" shall mean: (i) the perpetration by Ells of a fraud or crime against Mobility Concepts, or any affiliate thereof including any entity controlled by or under common control with Mobility Concepts (collectively, the "Company"),
(ii) Ells' conviction of a crime involving moral turpitude, or (iii) Ells' continual gross dereliction and willful abandonment of her duties and responsibilities owed to the Company, which gross dereliction and willful abandonment materially and adversely affect the financial condition or business operations of the Company.

                  (d) Termination by Company for Good Reason. Mobility Concepts may terminate Ells' employment hereunder at any time after the expiration of the first (one-year) Term of the Agreement for Good Reason. For purposes hereof, "Good Reason" means:

                  (i) the material failure by Ells to perform her duties hereunder (other than any such failure resulting from Ells' illness or incapacity) that is not cured within thirty (30) days after Ells' receipt of a Notice of Termination relating to such failure; or

                  (ii) insubordination, disloyalty to the Company or disparagement of the Company by Ells which, in any such case(s), individually or collectively, materially and adversely affects the financial condition, business operations or reputation of the Company, and that such is not cured within thirty
                           (30) day after Ells' receipt of a Notice of Termination relating to such failure.

                  (e) Termination by Ells Not for Good Reason. Ells may terminate her employment hereunder at any time for any reason by giving Mobility Concepts prior written Notice of Termination, which Notice of Termination shall be effective not less than thirty (30) days after it is given to Mobility Concepts, provided that nothing in this Agreement shall require Ells to specify a reason for any such termination.

                  (f) Termination by Ells for Good Reason. Ells may terminate her employment hereunder at any time for Good Reason by giving Mobility Concepts prior written



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Notice of Termination, which Notice of Termination shall be effective not less than thirty (30) days after it is given to Mobility Concepts, provided that such Notice of Termination specifies in reasonable detail the Good Reason giving rise to such termination. For purposes hereof, "Good Reason" means:

                  (i) a material diminution of the aggregate duties and responsibilities of President and Chief Executive Officer for Mobility Concepts;

                  (ii) any removal of Ells from, or any failure to designate Ells to, the position of President and Chief Executive Officer of Mobility Concepts; or

                  (iii) request by the Company that in connection with her employment by Mobility Concepts, Ells relocate outside of the Chicago area.

                  (g) Mutual Agreement. This Agreement may be terminated at any time by the mutual agreement of the parties. Any termination of Ells' employment by mutual agreement of the parties must be set forth in a written agreement signed by Ells and a member of the Board of Directors of Mobility Concepts.

                  (h) Notice of Termination. Any termination of Ells' employment by Mobility Concepts or Ells (other than a termination pursuant to mutual agreement or death) must be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a dated notice which indicates the specific termination provision in this Agreement relied on and which sets forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of Ells' employment under the provision so indicated.

                  (i) Date of Termination. "Date of Termination" means the last day Ells is employed by Mobility Concepts, provided that Ells' employment is terminated in accordance with the foregoing provisions of this Section 4.

         5. Rights Upon Termination.

                  (a) In the event of Ells' termination pursuant to Section 4(b), 4(c), 4(d), 4(f) or 4(g), Ells shall be entitled to a lump sum payment (payable no later than fourteen (14) days after the Date of Termination) for:
(i) any unused vacation days and any other accrued benefits to which Ells is entitled, as determined in accordance with Mobility Concepts policy as in effect from time to time, and (ii) an amount sufficient to pay her COBRA payments for a period of eighteen (18) months.

                  (b) In the event of Ells' termination pursuant Section 4(b), 4(d), 4(f) or 4(g) of this Agreement, Ells shall also be entitled to receive a lump sum payment in the amount of one (1) year's base salary as severance benefits, in exchange for her execution of an agreement not to compete with Mobility Concepts for a period of one (1) year following the Date of Termination. Ells' lump sum payment shall be paid as soon as practicable (and in no event later than fourteen (14) days) after Ells' signing of such a non-compete agreement.



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         6. Compensation.

                  (a) Base Salary. Ells' base salary shall initially be $150,000.00 annually and shall be reviewed and adjusted (upward only) from time to time by Mobility Concepts in accordance with its salary and wage policies (the "Base Salary"). In no event shall the Base Salary be adjusted upward in an amount less than the current year's CPI, multiplied by the Base Salary for the immediately preceding year. Mobility Concepts shall pay Ells her Base Salary in accordance with Mobility Concepts' regular payroll practices, but not less frequently than monthly.

                  (b) Bonus. Ells shall receive a discretionary annual bonus based upon the performance of Mobility Concepts, to be awarded at the sole discretion of the Board of Directors of the Company. Ells shall also participate in any incentive or bonus plans established by the Company for the officers and employees thereof in accordance with the terms of those plans.

                  (c) Employee Benefits. During the Term, Ells and Ells' family and dependents shall be entitled to all such employment benefits as may, from time to time, be made generally available to Mobility Concepts' senior managers and their families and dependents, including without limitation, retirement plans, medical health, dental and other similar insurance, and vacation; provided, however, that such benefits and arrangements are made available to such senior managers in the Mobility Concepts' sole discretion and are subject to Ells' and Ells' family's qualification for benefits under each such plan. Nothing in this Agreement establishes any right of Ells or Ells' family to the availability or continuance of any such plan or arrangement, each of which may be terminated, altered, amended or modified at any time on a non-discriminatory basis, in Mobility Concepts' sole discretion. In addition to those employment benefits generally available to Mobility Concepts' executives, Mobility Concepts shall provide Ells with (i) reimbursement of up to $7,500 per year of any amounts paid by Ells as premiums for life and disability insurance, and (ii) a car allowance equal to $500 per month. Amounts not expended in any one category may be applied to expenses in the other category at Ells' election.

                  (d) Business Related Expenses. Upon presentation of vouchers and similar receipts, Ells shall be entitled to receive prompt reimbursement in accordance with the policies and procedures of Mobility Concepts maintained from time to time for all reasonable business expenses actually incurred in the performance of her duties hereunder.

                  (e) Vacation. Ells shall be entitled to four (4) weeks paid vacation for each fiscal year (prorated for any partial year) during the duration of the Agreement at times selected by Ells.

                  (f) Office Facilities. Ells shall be furnished with offices in Naperville, Illinois, and with such support and other facilities as Ells and Mobility Concepts agree are necessary for Ells to perform her duties under the Agreement.

         7. Indemnification. The Company shall indemnify Ells if Ells was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including an action by the Company), whether civil, criminal, administrative, or investigative, and whether formal or informal, by reason of (or, in the case of an action by the Company, to procure a judgment in the Company's favor by reason of) the fact that Ells is or was a director, officer, employee, executive or agent of the Company, or, is or was serving at the request of the Company as a director, officer, partner, trustee, executive, employee or agent of another foreign



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or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not-for-profit, against expenses, including attorneys' fees, judgments, penalties, fines (criminal or civil) and amounts paid in settlement actually and reasonably incurred by Ells in connection with such action, suit or proceeding, to the fullest extent and in the manner permitted by Illinois law, regardless of any indemnification or similar provision in the By-laws or Articles of Incorporation of the Company. Expenses incurred by Ells in defending any threatened or pending action, suit or proceeding shall be paid by the Company in advance of the final disposition of any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of Ells to repay such amount, in the event it is ultimately determined that Ells is not entitled to be indemnified by the Company in accordance with this Agreement.

         8. Severability. In the event that any provisions of this Agreement are found or held to be invalid or unenforceable, the remaining provisions of the Agreement shall nevertheless continue to be valid and enforceable as though the invalid and unenforceable parts had not been included herein and such determination shall not bar or affect the Company's right to obtain relief based on the remaining provisions of this Agreement. Each provision of this Agreement, for this purpose, is severable and independent of every other provision.

         9. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois.

         10. Integration. This Agreement constitutes the complete agreement between the parties concerning the matters referred to herein. The parties acknowledge that no statement, promise or representation has induced them to sign this Agreement other than those contained herein. No amendment or modification of this Agreement shall be effective unless it is in writing and signed by Ells and a member of the Board of Directors of Mobility Concepts.

         11. Headings and Capitalized Terms. The headings contained in this Agreement are inserted for convenience only and are not to be considered in construction of the provisions herein. Any and all capitalized terms used herein and not otherwise defined herein, shall have the meaning set forth in the Merger Agreement, as it may be amended from time to time.

         12. Binding Effect. This Agreement shall survive a change of control or sale of Mobility Concepts and shall be binding upon and inure to the benefit of, and shall be enforceable by and against, Mobility Concepts and its successors and assigns, and Ells and her heirs, beneficiaries and legal representatives. It is agreed that Ells may not delegate or assign her rights and obligations under this Agreement.





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         WHEREFORE, the parties have executed this Agreement as of the date first stated above.

TAMARA ELLS, an individual                  ACTIVE LINK COMMUNICATIONS, INC.,
                                            a Colorado corporation


    /s/ Tamara A. Ells                      BY: /s/ James Ciccarelli
--------------------------------------          --------------------------------

                                            Its: Chairman
Date:        10/18/01                            -------------------------------
     ---------------------------------
                                            Date:        10/18/01
                                                 -------------------------------
                                            MOBILITY CONCEPTS, INC., a Wisconsin
                                            corporation

                                            BY: /s/ Timothy A. Ells
                                                --------------------------------
                                            Its: President
                                                 -------------------------------
                                            Date: 10/18/01
                                                  ------------------------------












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